Exhibit 4.2

WARRANT	WARRANT

PAR VALUE $0.01	THIS CERTIFICATE IS TRANSFERABLE IN
CANTON, MA, JERSEY CITY, NJ AND
COLLEGE STATION, TX.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF JULY 9, 2014 BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

Certificate Number	WARRANTS

CUSIP Y2685T123

GENCO SHIPPING & TRADING LIMITED

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

THIS CERTIFIES THAT:

IS THE OWNER OF

WARRANTS TO PURCHASE COMMON STOCK OF

GENCO SHIPPING & TRADING LIMITED

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed.  Each Warrant entitles the holder and its registered assigns (collectively, the “Registered Holder”) to purchase by cashless exercise from Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on July 9, 2021, one fully paid and non-assessable share of Common Stock of the Company at the Exercise Price (as defined in the Warrant Agreement).  The Exercise Price and the number and kinds of shares purchaseable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement.  The initial Exercise Price shall be $20.99.

This certificate is not valid unless countersigned and registered by the Warrant Agent.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

/s/ Robert Gerald Buchanan	[SEAL]
AUTHORIZED OFFICER

Attest:

/s/ John C. Wobensmith
Secretary

Dated:

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INC.
WARRANT AGENT

BY
AUTHORIZED SIGNATURE

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of warrants to purchase 3,938,298 shares of Common Stock issued pursuant to the Warrant Agreement, dated as of July 9, 2014 between Genco Shipping and Trading Limited and Computershare Inc (the “Warrant Agent” and the agreement, the “Warrant Agreement”) a copy of which may be inspected at the office of the Warrant Agent designated for such purpose.  The Warrant Agreement is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants.  All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of Common Stock or any certificates that evidence fractional Common Stock.  No warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.  The Warrants represented by this Warrant Certificate do not entitle the registered holder to any of the rights of a stockholder of the Company.  The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the company nor the Warrant Agent shall be affected by any notice to the contrary.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	tenants-in-common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants-in-common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)
under, Uniform Gifts to Minors Act

State

UNIF TRAN MIN ACT —		Custodian (until age )
	(Cust)		(Minor)
under, Uniform Transfers to Minors Act

State

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT
For Value Received,                          hereby sells, assign and transfers the Warrants to purchase shares of Genco Shipping & Trading Limited represented by this Warrant Certificate to

SOCIAL SECURITY OR OTHER TAXPAYER IDENTICIATION NUMBER

(PLEASE PRINT NAME AND ADDRESS)

and does hereby irrevocably constitute and appoint                         attorney, to transfer said Warrants on the Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises.

Dated: , 20	Signature:

Name:

NOTE: The above signature and should correspond exactly with the name of the holder as it appears on the face of the certificate, in every particular without alteration or enlargement, or any change whatever.  The signature of the holder must be guaranteed.

EXERCISE FORM
The undersigned Registered Holder of this Warrant Certificate hereby irrevocably elects to exercise                        Warrants for the purchase of            shares of Common Stock, pursuant to the cashless exercise provisions of Section 4.3(a) of the Warrant Agreement (the total number of shares of Common Stock for which the Warrants represented hereby are being exercised before withholding for the Exercise of Price), and requests that the net number of shares of Common Stock issuable upon exercise be registered as follows:

SOCIAL SECURITY OR OTHER TAXPAYER IDENTICIATION NUMBER

(PLEASE PRINT NAME AND ADDRESS)

If Such Warrants shall not constitute all of the Warrants represented hereby, the undersigned requests that a new Warrant Certificate of like tenor and date for the balance of the Warrants represented hereby be issued and delivered as follows:

SOCIAL SECURITY OR OTHER TAXPAYER IDENTICIATION NUMBER

Print Name and address

Dated: , 20	Signature:

Name:

NOTE: The above signature and should correspond exactly with the name of the holder as it appears on the face of the certificate, in every particular without alteration or enlargement, or any change whatsoever.

NOTE:  If the Common Stock, or a new Warrant Certificate representing any portion of the Warrants not exercised, is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011.  If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested.  If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method.  Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.